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                                                                    EXHIBIT 10.7
                                    AGREEMENT

         This Agreement by and between Cetalon Corporation., a Nevada corporation ("Cetalon") and Nature's Sunshine Products, Inc., a Utah Corporation ("NSP"), is hereby entered into as of August 27, 2001.

                                    RECITALS

         WHEREAS, NSP is loaning One Million Dollars ($1,000,000) to Cetalon pursuant to the terms of a Convertible Promissory Note issued by Cetalon dated as of an even date herewith (the "Note"); and

         WHEREAS, as a condition of entering into the above referenced loan transaction, each of NSP and Cetalon wish to set forth their understanding with respect to NSP's anti-dilution rights pursuant to the terms of that certain Subscription Agreement by and between Cetalon and NSP dated May 8, 2001 (the "Subscription Agreement"), the number of shares purchasable under that certain Warrant issued by NSP to Cetalon dated May 8, 2001 ("NSP Warrant") and representation of NSP on Cetalon's Board of Directors.

                                    AGREEMENT

         In consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Waiver; Additional Cetalon Shares. NSP agrees to waive the anti-dilution provisions of Section 7 of the Subscription Agreement, solely with respect to (i) options ("Options") to purchase an aggregate number of 1,032,500 shares of Cetalon's Common Stock ("Cetalon Common Stock") and (ii) 256,000 shares of restricted Cetalon Common Stock ("Restricted Stock"). Each recipient of Options and Restricted Stock and the number of Options and shares of Restricted Stock held by each recipient are identified on Exhibit A attached hereto. In exchange for NSP's limited waiver with respect to the granting of the Options and Restricted Stock, Cetalon shall issue to NSP an additional 161,572 shares of Cetalon Common Stock; provided, however, that if any of the individuals listed on Exhibit A are terminated by the Company prior to the vesting of such individual's Options, NSP shall return to Cetalon the number of shares of Cetalon Common Stock necessary to adjust the percentage of Cetalon Common Stock owned by NSP, on a fully diluted basis, to 12.5395% (excluding shares of Cetalon Common Stock received upon conversion of the Note, received upon the exercise of the Option to Purchase Common Stock issued by Cetalon to NSP dated May 8, 2001, or acquired after the date of this Agreement).

         2. Board Representation. So long as NSP owns at least 500,000 shares of Cetalon's capital stock (as adjusted for stock splits, stock dividends, recapitalizations and the like), Cetalon agrees to use its best efforts to cause two individuals designated by NSP to be elected to Cetalon's Board of Directors. The initial members of Cetalon's Board of Directors designated by NSP shall be Dan Howells and ______________. In the event that either (or both) person(s) declines or fails to serve as NSP's designee(s), then the designee(s) shall be such other person(s)
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as NSP shall designate with the approval of Cetalon which approval shall not be unreasonably withheld.

         3. NSP Warrant. Cetalon agrees to a reduction in the number of shares purchasable under the NSP Warrant by elimination of the shares scheduled to vest on the first anniversary thereof. Such reduction shall be evidenced by Cetalon's cancellation and delivery of the original NSP Warrant on the date hereof and NSP's issuance of an Amended and Replacement Warrant in the form attached hereto as Exhibit B.

         4. Miscellaneous. This Agreement is not intended for and shall not be construed for the benefit of any party not a signatory hereto. This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns. This Amendment constitutes the entire agreements (including all representations and promises made) among the parties with respect to the subject matter hereof and no modification or waiver shall be effective unless in writing and signed in writing by the party to be charged.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day above first written.

                                       CETALON CORPORATION, a Nevada Corporation

                                       _________________________________________
                                       By:
                                       Title:


                                       NATURE'S SUNSHINE PRODUCTS, INC.,
                                       a Utah Corporation



                                       _________________________________________
                                       By:
                                       Its:


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                                    EXHIBIT A

                                     OPTIONS


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                                    EXHIBIT B

                                   NSP WARRANT

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